Exhibit 99.2

THE MARYGOLD COMPANIES, INC. ANNOUNCES PRICING OF $2.25 MILLION PUBLIC OFFERING

San Clemente, California, January 26, 2025 – The Marygold Companies, Inc. (“TMC,” or the “Company”), (NYSE American: MGLD), a diversified global holding company, today announced the pricing of an underwritten public offering of 2,050,000 shares of its common stock at a price to the public of $1.10 per share. The gross proceeds from the offering to Marygold are expected to be approximately $2,255,000, before deducting underwriting discounts and commissions and other offering expenses. The offering is expected to close on or about January 28, 2025, subject to customary closing conditions. In addition, Marygold has granted the underwriters a 45-day option to purchase up to 307,500 additional shares of common stock at the public offering price, less the underwriting discounts and commissions.

Maxim Group LLC is acting as the sole book-running manager for the offering.

Marygold intends to use a portion of the net proceeds from the offering to retire or reduce debt, make further capital contributions to its Marygold & Co. subsidiaries in the U.S. and U.K., and for other general working capital and corporate purposes.

A shelf registration statement relating to the shares of common stock offered in the public offering described above was filed with the Securities and Exchange Commission (“SEC”) on December 18, 2024, and declared effective by the SEC on December 27, 2024. The offering is being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. A final prospectus supplement and accompanying prospectus will be filed with the SEC. When available, copies of the final prospectus supplement and the accompanying prospectus may also be obtained by contacting Maxim Group LLC at 300 Park Avenue, 16th Floor, New York, New York, telephone (212) 895-3745 or by email at syndicate@maximgrp.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities being offered, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About The Marygold Companies, Inc.

The Marygold Companies was founded in 1996 and repositioned as a global holding firm in 2015. The Company currently has operating subsidiaries in financial services, food manufacturing, printing, security systems and beauty products, under the trade names USCF Investments, Marygold & Co., Marygold & Co. Limited, Step By Step Financial Planners, Gourmet Foods, Printstock Products, Brigadier Security Systems and Original Sprout, respectively. Offices and manufacturing operations are in the U.S., New Zealand, U.K., and Canada. For more information, visit www.themarygoldcompanies.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on the Company’s beliefs and assumptions and on information currently available to the Company on the date of this press release. These forward-looking statements involve substantial risks and uncertainties. Any statements in this press release other than statements of historical fact, including statements about the Company’s future expectations, plans and prospects, constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statements about the Company’s strategy, operations and future expectations and plans and prospects for the Company, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “goal,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s financial and operating results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements, including the factors discussed in the “Risk Factors” section contained in the quarterly and annual reports that the Company files with the Securities and Exchange Commission. Any forward-looking statement represents the Company’s views only as of the date of this press release. The Company anticipates that subsequent events and developments may cause its views to change. While the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law even if new information becomes available in the future.

Investor Contacts:

Media and investors, for more Information, contact:

Roger S. Pondel

PondelWilkinson Inc.

310-279-5965

rpondel@pondel.com

Contact the Company:

David Neibert, Chief Operations Officer

949-429-5370

dneibert@themarygoldcompanies.com